Exhibit 99.1

Medifast, Inc. Announces Third Quarter 2016 Financial Results

Third Quarter 2016 Revenue and Profitability Exceed Company Guidance

Company Raises Fiscal Year 2016 Outlook

OWINGS MILLS, Md., November 3, 2016 – Medifast, Inc. (NYSE: MED), a leading United States manufacturer and provider of clinically proven weight-loss and healthy living products and programs, today reported financial results for the third quarter ended September 30, 2016.

“Our strong business momentum continued in the third quarter, resulting in financial performance above expectations,” said Michael C. MacDonald, Medifast’s Executive Chairman. “The financial results were fueled by our second consecutive quarter of double-digit revenue growth in Take Shape For Life and strong leverage across our cost structure with gross margin expansion of 150 basis points year over year.”

“It has been an exciting first month with Medifast and I have experienced the incredible energy and enthusiasm behind the team’s strategic growth initiatives,” said Daniel R. Chard, Medifast’s Chief Executive Officer. “The third quarter operational and financial success reflects the ongoing efforts to build upon our strong foundation. Looking ahead, we will continue to accelerate the activities required as we create sustainable and long-term revenue and profitability growth.”

Third Quarter 2016 Results

Results from Continuing Operations

Income from continuing operations in the third quarter of 2016 was $6.1 million, or $0.51 per diluted share, based on approximately 11.9 million shares outstanding. Third quarter 2015 income from continuing operations was $5.4 million, or $0.45 per diluted share based on approximately 12.0 million shares outstanding.

For the third quarter, Medifast revenue from continuing operations increased 4.1% to $68.6 million from revenue of $65.9 million in the third quarter of 2015.

Revenue in Take Shape For Life, was up 13% to $56.5 million in the third quarter of 2016, compared to $49.9 million in the third quarter of the prior year. This is the seventh straight quarterly improvement in the year-over-year trend.

The total number of active earning Health Coaches in the third quarter was 12,800, compared to 12,000 in the third quarter of 2015. The average revenue per active earning Health Coach for the quarter was $4,421 as compared to $4,145 in third quarter of 2015.

The Company's Medifast Direct business unit revenue decreased 28% to $8.1 million, compared to $11.2 million in the third quarter of 2015. Third quarter advertising spending for this business unit decreased to $1.7 million from $2.3 million in the third quarter of 2015. While customer acquisition challenges continued to be addressed, this business unit provided strong contributions to overall profitability in the third quarter of 2016.

Revenue in the Franchise Medifast Weight Control Centers business decreased to $3.7 million from $4.0 million in the third quarter of last year. The decrease in revenue was primarily driven by fewer franchise centers in operation during the period. The Company ended the quarter with 55 franchise centers and 1 reseller location in operation compared to 62 franchise centers at the end of the same period last year.

In the third quarter, the Wholesale business unit revenue decreased to $0.3 million, compared to $0.8 million in the same period last year. This decrease, which was expected, was due to the loss of certain accounts resulting from Medifast enforcement of business partner compliance requirements in mid-2015.

Gross profit for the third quarter of 2016 increased 6% to $52.2 million compared to the third quarter of 2015. The Company's gross profit as a percentage of revenue increased 150 basis points to 76.1% from 74.6% in the third quarter of 2015, primarily driven by price increases and improvements in the Company’s supply chain operations.

Selling, general and administrative expenses (“SG&A”) increased $2.0 million to $43.2 million compared to $41.2 million in the third quarter of 2015. SG&A as a percentage of net revenue increased 50 basis points to 63.0%, compared to 62.5% in the third quarter of 2015. The increase in SG&A was a result of Take Shape For Life commission expense which was a result of the 13% Take Shape For Life revenue growth for the quarter.

Sales and marketing expense decreased $0.8 million in the third quarter of 2016 compared to the third quarter of 2015.

The third quarter 2016 effective tax rate was 32.7%, compared to 33.4% in the third quarter of 2015. The decrease in the effective tax rate was due to an increase in the effective state tax rate offset by an increase in the research and development credit.

Discontinued Operations

As previously disclosed, the Company exited the Medifast Weight Control Center corporate model with the sale of 41 centers to existing franchise partners and the closure of the remaining 34 corporate centers. For third quarter of 2016, the Company had no activity from discontinued operations compared to income from discontinued operations, net of tax, of $0.1 million for the third quarter of 2015.

Balance Sheet

The Company's balance sheet remains strong with stockholders' equity of $94.9 million and working capital of approximately $77.2 million as of September 30, 2016.  Cash, cash equivalents, and investment securities increased $14.9 million to $82.1 million as of September 30, 2016 compared to $67.1 million at December 31, 2015.

The Company paid a quarterly cash dividend of $3.0 million, or $0.25 per share, during the third quarter of 2016. The Company did not repurchase any shares during the third quarter of 2016, and has approximately 850,000 shares remaining on its repurchase authorization as of September 30, 2016. The Company remains free of interest bearing debt.

Outlook

The Company expects fourth quarter 2016 revenue from continuing operations to be in the range of approximately $63.0 million to $66.0 million and earnings per diluted share from continuing operations in the range of $0.30 to $0.33 per diluted share.

For fiscal year 2016, the Company narrowed its guidance for revenue from continuing operations to be in the range of $275.0 million to $278.0 million. Earnings per diluted share from continuing operations is now expected to be in the range of $1.45 to $1.48. The Company is raising its guidance for adjusted earnings per diluted share from continuing operations to $1.86 to $1.89 per diluted share from prior guidance of $1.79 to $1.84. The fiscal year 2016 guidance assumes a 33% effective tax rate.

Non-GAAP Financial Measures

Our Non-GAAP financial measures include adjusted income from continuing operations and adjusted income per diluted share.  The Company believes these non-GAAP financial measures are useful to investors because it provides for a more direct comparison of the results for these periods. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Please refer to the tables in today’s press release for a reconciliation of all non-GAAP financial measures.

Conference Call Information

The conference call is scheduled to begin at 4:30 p.m. ET on November 3, 2016. The call will be broadcast live over the Internet hosted at the Investor Relations section of Medifast's website at www.MedifastNow.com, and will be archived online through November 17, 2016. In addition, listeners may dial (855) 560-2579.

A telephonic playback will be available from 6:30 p.m. ET, November 3, 2016, through November 10, 2016. Participants can dial (877) 344-7529 to hear the playback and enter passcode 10094827.

About Medifast®:

Medifast (NYSE: MED) is the leading easy-to-use, clinically proven provider of weight-loss and healthy living products and programs. Medifast aims to help customers lead a healthier lifestyle through a holistic approach to weight-loss and weight management, nutrition education and fitness. Medifast’s proven results are based on the use of structured meal plans featuring Medifast Meals, which are nutritionally designed to assist customers with successful weight-loss and weight management. The company sells its products and programs via four unique distribution channels: 1) the web and national call centers, 2) the Take Shape For Life personal coaching division, 3) Medifast Weight Control Centers, and 4) a national network of physicians. The company also offers sports nutrition products under the brand Dual Fuel™ that are formulated to provide athletes and active individuals with the right balance of carbohydrates and high quality protein for top performance. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, log onto www.MedifastNow.com.

MED-F

Forward Looking Statements

Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's inability to attract and retain independent Health Coaches and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Contact:

ICR, Inc.

Katie Turner

(646) 277-1228

MEDIFAST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	September 30, 2016	December 31, 2015

ASSETS
Current assets:
Cash and cash equivalents	$57,120	$42,037
Accounts receivable-net of allowance for sales returns and doubtful accounts
of $458 and $417	1,131	1,633
Inventory	15,015	13,335
Investment securities	24,936	25,072
Income taxes, prepaid	-	1,549
Prepaid expenses and other current assets	3,027	2,886
Deferred tax assets	1,941	1,208
Current assets of discontinued operations	-	353
Total current assets	103,170	88,073

Property, plant and equipment - net	20,111	29,029
Other assets	162	205
Long-term assets of discontinued operations	15	19

TOTAL ASSETS	$123,458	$117,326

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$24,418	$22,504
Income taxes payable	1,244	-
Current maturities of capital leases	56	219
Current liabilities of discontinued operations	294	841
Total current liabilities	26,012	23,564

Other liabilities:
Deferred tax liabilities	2,510	4,890
Long-term liabilities of discontinued operations	7	288
Total liabilities	28,529	28,742

Stockholders' Equity:
Common stock; par value $.001 per share; 20,000 shares authorized;
12,025 and 12,014 issued at September 30, 2016 and December 31, 2015, respectively
11,848 and 11,797 outstanding at September 30, 2016 and December 31, 2015, respectively	12	12
Additional paid-in capital	1,588	-
Accumulated other comprehensive income/(loss)	69	(62)
Retained earnings	93,260	88,634
Total stockholders' equity	94,929	88,584

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$123,458	$117,326

MEDIFAST, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share & dividend data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenue	$68,578	$65,936	$212,067	$211,461
Cost of sales	16,415	16,776	53,485	55,364
Gross Profit	52,163	49,160	158,582	156,097

Selling, general, and administrative	43,210	41,185	138,337	132,947

Income from operations	8,953	7,975	20,245	23,150

Other income (expense)
Interest and dividend income, net	60	154	240	450
Other income (expense)	(2)	(20)	(23)	129
	58	134	217	579

Income from continuing operations before income taxes	9,011	8,109	20,462	23,729
Provision for income taxes	2,946	2,707	6,740	8,064

Income from continuing operations	6,065	5,402	13,722	15,665
Income from discontinued operations, net of tax	-	104	-	533
Net income	$6,065	$5,506	$13,722	$16,198

Basic earnings per share
Earnings per share from continuing operations	$0.51	$0.45	$1.16	$1.30
Earnings per share from discontinued operations	$-	$0.01	$-	$0.05
Earnings per share	$0.51	$0.46	$1.16	$1.35

Diluted earnings per share
Earnings per share from continuing operations	$0.51	$0.45	$1.15	$1.29
Earnings per share from discontinued operations	$-	$0.01	$-	$0.05
Earnings per share	$0.51	$0.46	$1.15	$1.34

Weighted average shares outstanding -
Basic	11,848	11,923	11,839	12,028
Diluted	11,948	12,020	11,925	12,122

Cash dividends declared per share	$0.25	$-	$0.75	$-

MEDIFAST, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES(1)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Selling, general, and administrative	$43,210	$41,185	$138,337	$132,947
Adjustments
Impairment of assets	-	-	6,083	-
Restructuring charges	-	-	1,166	-
Legal expenses- 13D	-	(27)	-	2,083
Adjusted selling, general, and administrative	$43,210	$41,212	$131,088	$130,864

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Income from operations	$8,953	$7,975	$20,245	$23,150
Adjustments
Impairment of assets	-	-	6,083	-
Restructuring charges	-	-	1,166	-
Legal expenses- 13D	-	(27)	-	2,083
Adjusted income from operations	$8,953	$7,948	$27,494	$25,233

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Income from continuing operations	$6,065	$5,402	$13,722	$15,665
Adjustments (2)
Impairment of assets	-	-	4,078	-
Restructuring charges	-	-	782	-
Legal expenses- 13D	-	(18)	-	1,375
Adjusted income from continuing operations	$6,065	$5,384	$18,582	$17,040
Loss on discontinued operations, net of tax	-	104	-	533
Adjusted net income	$6,065	$5,488	$18,582	$17,573

Diluted earnings per share from continuing operations (3)	$0.51	$0.45	$1.15	$1.29
Impact for adjustments (3)	-	-	0.41	0.12
Adjusted diluted earnings per share from continuing operations (3)	$0.51	$0.45	$1.56	$1.41
Diluted loss per share from discontinued operations (3)	$-	$0.01	$-	$0.05
Adjusted diluted earnings per share (3)	$0.51	$0.46	$1.56	$1.46

Fiscal 2016 Guidance

Diluted earnings per share from continuing operations	$1.45 - $1.48
Adjustments (4)
Impairment of assets	0.34
Restructuring charges	0.07
Adjusted diluted earnings per share from continuing operations	$1.86 - $1.89

(1) In regards to the restructuring charges, these non-GAAP measures are being provided as pro-forma statements to provide information regarding expected future performance. The departed executives included in the restructuring were employed in 2015; and therefore, the 2016 results excluding these charges are not comparative to the 2015 results.
(2) The tax effected impact of adjustments is calculated utilizing the effective tax rate for the period presented, which may differ for quarterly and year-to-date periods.
(3) The weighted-average diluted shares outstanding used in the calculation of these non-GAAP financial measures are the same as the weighted-average shares outstanding used in the calculation of the reported per share amounts.
(4) The tax effected impact of adjustments is calculated utilizing a 33% effective tax rate.